Exhibit 5.1

July 13, 2023

Earlyworks Co., Ltd.

5-7-11, Ueno, Taito-ku

Tokyo, Japan 110-0005

Ladies and Gentlemen:

We have acted as Japanese counsel to Earlyworks Co., Ltd. (the “Company”) with respect to the laws of Japan in connection with the Registration Statement on Form F-1 (File No. 333-269068) which the Company initially filed with the United States Securities and Exchange Commission (the “Commission”) on December 30, 2022, as amended (the “Registration Statement”) to register under the United States Securities Act of 1933, as amended (the “Securities Act”), up to 3,773,600 ordinary shares of the Company (the “Shares”) (including 1,200,000 Shares to be offered by the Company, up to 180,000 Shares issuable upon exercise by the underwriters of their over-allotment option, up to 55,200 Shares issuable upon exercise of the representative’s warrants, and up to 2,338,400 Shares to be offered by certain selling shareholders named in the Registration Statement) in the form of American Depositary Shares.

Upon the request by the Company, we are furnishing our opinion to be filed as Exhibit 5.1 to the Registration Statement.

For such purpose, we have examined, among other things, the following documents:

(a)

certified copies of the Articles of Incorporation of the Company, the regulations of the board of directors of the Company (the “Board”), the regulations of the board of company auditors of the Company, and share handling regulations of the Company;

(b)	a certified copy of the Commercial Register of the Company, dated July 13, 2023;

(c)	certified copy of the minutes of the meeting(s) of the Board held on July 2, 2023;

(d)	a conformed copy of the Registration Statement and all exhibits thereto;

(e)	a form of the Underwriting Agreement to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”);

(f)	forms of the notices concerning the offering of shares, etc., the share subscription forms, and the notices concerning share allocation, prepared in respect of the Shares; and

(g)	any other documents that we deem appropriate.

We have also examined such other documents and considered such questions of law and have made such other investigations as we have considered necessary or appropriate for the purpose of rendering the opinion hereinafter set forth.

In our examination of the documents referred to above, we have also assumed, without independent investigation, the genuineness of all signatures and seal impressions, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and the authenticity of the originals of such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based on the foregoing and subject to the qualifications and limitations stated herein, we are, as of the date hereof, of the opinion that the Shares have been duly and validly authorized by the Company and, when issued and delivered following application for subscription thereof and payment therefor as provided in the Underwriting Agreement and the Registration Statement and the relevant resolutions of the meeting of the Board referred to in (c) above, will be duly and validly issued in accordance with the laws and regulations of Japan, fully paid and non-assessable.

The foregoing opinion is limited solely to matters of the laws of Japan currently in force, and we do not express or imply any opinion on the laws of any other jurisdiction.

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We hereby consent to consent to the reference to our firm’s name under the caption “LEGAL MATTERS” in the Registration Statement and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours very truly,

Misono Sogo Law Offices

By:	/s/ Toshiyuki Takeda
Toshiyuki Takeda
Partner